NEWS RELEASE             Coeur Mining, Inc.

Coeur Reports Second Quarter 2015 Results
Raising 2015 Production Guidance and Lowering 2015 Cost Guidance
Adjusted Costs Applicable to Sales Declined 8% to $12.56 per Silver Equivalent Ounce
Chicago, Illinois - August 4, 2015 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported second quarter 2015 revenue of $166.3 million, adjusted EBITDA1 of $34.7 million, adjusted net loss1 of $0.11 per share, and cash flow from operating activities of $36.9 million. Adjusted costs applicable to sales per silver equivalent ounce1 of $12.56 declined 8% from the first quarter. Adjusted all-in sustaining costs declined 6% from the first quarter to $16.60 per silver equivalent ounce1, the lowest level in over two years of reporting this metric.
“In the second quarter we achieved the strongest financial performance in two years despite the weakest realized silver and gold prices over this time frame,” said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. “With nearly every mine outperforming initial cost and production targets, we are raising our production guidance and lowering our cost guidance for 2015. The notable exception is San Bartolomé, where July production was impacted by political disruptions in Bolivia, but is now fully operational.
“I am proud of the progress our employees are making to lower our costs and add high-quality silver and gold ounces to our production profile. However, we have our sights set on higher goals in the coming quarters. In June, we provided a three-year outlook reflecting further cost reductions, quality production growth, and rising EBITDA and free cash flow starting next year. With more than $200 million in liquidity at quarter end and long-dated debt maturities on our balance sheet, we are well-positioned to continue executing our strategy even at current metal prices.”

Second Quarter 2015 Highlights

•	Silver production was 4.3 million ounces and gold production was 80,855 ounces, or 9.1 million silver equivalent[1] ounces, a 13% increase as previously announced on July 9, 2015

•	Adjusted costs applicable to sales were $12.56 and adjusted all-in sustaining costs were $16.60 per silver equivalent ounce[1], the lowest level since Coeur began reporting this metric in 2013

•	Adjusted costs applicable to sales per gold ounce[1] at Kensington of $745 fell 7% from the first quarter

•	Adjusted costs applicable to sales per silver equivalent ounce[1] at Palmarejo declined 9% from the first quarter to $13.21

•	Adjusted costs applicable to sales per silver equivalent ounce[1] at Rochester were $12.01, down 7% from the first quarter

•	Adjusted costs applicable to sales per silver ounce[1] at San Bartolomé dropped 8% from the first quarter to $13.26

•	Completed the acquisition of Paramount Gold and Silver Corp. and announced an 89% increase in silver reserves and a 76% increase in gold reserves at Palmarejo at a 31% higher average silver grade

•	On June 24, Coeur announced a 39% increase in Wharf's gold reserves. The addition of Wharf represents a 35% increase in Coeur's total gold reserves

•	On June 25, Coeur closed a new $100 million, five-year, senior secured term loan and repaid a pre-existing $50 million bridge loan due in the first quarter of 2016

•	Cash, cash equivalents, and short-term investments were $205.9 million at June 30

Full Year 2015 Outlook
Coeur is raising its 2015 total production guidance by approximately 2% to 33.1 - 35.9 million silver-equivalent ounces, consisting of 14.7 - 15.8 million silver ounces and 306,000 - 335,000 gold ounces. Coeur is also lowering its guidance for all-in sustaining costs per silver equivalent ounce1 by approximately 3% to $17.00 - $18.00. The revised guidance is mainly due to stronger than planned production at lower than expected costs at Palmarejo and Kensington, partially offset by lower than expected production at San Bartolomé, which experienced a temporary cessation of mining activity in July due to political disruptions in Bolivia.
2015 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Total Silver Equivalent
Palmarejo	4,200 - 4,700	62,000 - 67,000	7,920 - 8,720
San Bartolomé	5,300 - 5,500	—	5,300 - 5,500
Rochester	4,700 - 5,000	55,000 - 65,000	8,000 - 8,900
Endeavor	500 - 600	—	500 - 600
Kensington	—	115,000 - 125,000	6,900 - 7,500
Wharf	—	74,000 - 78,000	4,440 - 4,680
Total	14,700 - 15,800	306,000 - 335,000	33,060 - 35,900

2015 Cost Outlook

(dollars in millions, except per ounce amounts)	New 2015 Guidance	Old 2015 Guidance
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Palmarejo	$15.00 - $16.00	$16.25 - $17.75
Costs Applicable to Sales per Silver Ounce[1] - San Bartolomé	$13.50 - $15.00	$13.50 - $15.00
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Rochester	$12.50 - $14.00	$12.50 - $14.00
Costs Applicable to Sales per Gold Ounce - Kensington	$850 - $900	$900 - $975
Costs Applicable to Sales per Gold Equivalent Ounce[1] - Wharf	$750 - $825	$750 - $825
Capital Expenditures	$95 - $105	$95 - $105
General and Administrative Expenses	$36 - $39	$36 - $39
Exploration Expense	$13 - $16	$13 - $16
All-in Sustaining Costs per Silver Equivalent Ounce[1]	$17.00 - $18.00	$17.50 - $18.50

Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Revenue	$166.3	$153.0	$140.6	$170.9	$164.6
Costs Applicable to Sales	$119.1	$115.1	$126.5	$125.9	$118.7
General and Administrative Expenses	$8.5	$8.8	$9.0	$8.5	$9.4
Adjusted EBITDA[1]	$34.7	$23.7	$7.8	$30.7	$32.9
Net Income (Loss)	$(16.7)	$(33.3)	$(1,079.1)	$3.5	$(43.1)
Net Income (Loss) Per Share	$(0.12)	$(0.32)	$(10.53)	$0.03	$(0.42)
Adjusted Net Income (Loss)[1]	$(14.5)	$(22.7)	$(37.5)	$(18.5)	$(21.5)
Adjusted Net Income (Loss)[1] Per Share	$(0.11)	$(0.22)	$(0.37)	$(0.18)	$(0.21)
Weighted Average Shares	135.0	102.6	102.4	102.6	102.4
Cash Flow From Operating Activities	$36.9	$(4.0)	$0.7	$31.3	$30.5
Capital Expenditures	$23.7	$17.6	$20.1	$16.8	$15.4
Cash, Equivalents & Short-Term Investments	$205.9	$179.6	$270.9	$295.4	$316.8
Total Debt[2]	$547.7	$513.5	$468.5	$469.5	$480.1
Average Realized Price Per Ounce - Silver	$16.23	$16.77	$16.40	$19.46	$19.60
Average Realized Price Per Ounce - Gold	$1,179	$1,204	$1,186	$1,260	$1,277
Silver Ounces Produced	4.3	3.8	4.3	4.3	4.5
Gold Ounces Produced	80,855	69,734	64,534	64,989	61,025
Silver Equivalent Ounces Produced[1]	9.1	8.0	8.3	8.2	8.1
Silver Ounces Sold	4.0	4.1	4.6	4.3	4.6
Gold Ounces Sold	84,312	68,420	52,785	69,541	57,751
Silver Equivalent Ounces Sold[1]	9.1	8.2	7.9	8.4	8.1
Adjusted Costs Applicable to Sales per AgEq Oz1	$12.56	$13.71	$14.43	$14.19	$14.00
Adjusted Costs Applicable to Sales per AuEq Oz1	$816	$797	$792	$889	$821
Adjusted All-in Sustaining Costs per AgEq Oz1	$16.60	$17.66	$19.25	$18.27	$19.10
Financial Results
Second quarter 2015 revenue increased $13.3 million, or 9%, compared with the first quarter to $166.3 million due to a 10% increase in silver equivalent ounces sold, partially offset by lower metal prices. Average realized silver and gold prices decreased 3% and 2%, respectively, compared to the first quarter, to $16.23 per ounce for silver and $1,179 per ounce for gold. Silver contributed 40% of metal sales and gold contributed 60% during the second quarter.
General and administrative expenses decreased 4% from the first quarter to $8.5 million in the second quarter, and were down 9% compared to the second quarter of 2014. Capital expenditures of $23.7 million in the second quarter increased $6.1 million, or 34%, compared to the first quarter due to the inclusion of Wharf for the full quarter as well as higher spending for underground development at Kensington, Guadalupe mine development and additional tailings capacity at Palmarejo, and expanded crushing capacity and increased Stage III leach pad capacity at Rochester. For the first six months of 2015, general and administrative expenses were $17.3 million and capital expenditures were $41.3 million.
Second quarter adjusted EBITDA1 was $34.7 million and adjusted net loss1 was $14.5 million, or $0.11 per share, a 46% increase in adjusted EBITDA1 from $23.7 million and an $8.0 million improvement in adjusted net loss from $22.7 million, or $0.22 per share, in the first quarter mainly due to higher production and lower unit operating costs.

Coeur obtained a five-year $100 million senior secured term loan and repaid a $50 million short-term bridge loan during the second quarter, which raised total debt to $547.7 million at June 30, including $426.2 million in senior unsecured notes due in 2021. Cash, cash equivalents, and short-term investments totaled $205.9 million at the end of the second quarter, yielding a net debt balance of $341.8 million, a 2% increase compared to March 31.
Operations
Highlights of second quarter 2015 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Underground Operations:
Tons mined	172,730	149,150	187,730	169,656	177,359
Average silver grade (oz/t)	3.90	4.34	4.49	4.88	6.15
Average gold grade (oz/t)	0.09	0.07	0.06	0.10	0.11
Surface Operations:
Tons mined	257,862	281,481	320,802	343,001	320,583
Average silver grade (oz/t)	3.47	3.79	2.90	3.09	3.72
Average gold grade (oz/t)	0.03	0.04	0.03	0.03	0.03
Processing:
Total tons milled	435,841	451,918	510,813	518,212	534,718
Average recovery rate – Ag	78.5%	78.7%	80.2%	82.7%	75.6%
Average recovery rate – Au	76.2%	73.9%	78.7%	86.9%	78.9%
Silver ounces produced (000's)	1,247	1,354	1,444	1,533	1,761
Gold ounces produced	18,127	15,495	15,237	22,514	23,706
Silver equivalent ounces produced[1] (000's)	2,335	2,284	2,359	2,883	3,183
Silver ounces sold (000's)	1,228	1,330	1,375	1,605	1,983
Gold ounces sold	15,706	13,793	16,255	23,600	25,753
Silver equivalent ounces sold[1] (000's)	2,170	2,158	2,350	3,021	3,528
Revenues	$38.9	$39.4	$42.2	$61.4	$72.4
Costs applicable to sales	$30.1	$34.5	$48.1	$46.0	$49.6
Adjusted costs applicable to sales per AgEq ounce[1]	$13.21	$14.56	$15.70	$14.43	$13.48
Exploration expense	$1.8	$1.1	$1.5	$2.6	$1.6
Cash flow from operating activities	$9.7	$(0.2)	$(3.2)	$20.2	$27.4
Sustaining capital expenditures	$2.7	$3.1	$5.5	$1.9	$5.3
Development capital expenditures	$8.0	$6.1	$5.4	$4.0	$0.3
Total capital expenditures	$10.7	$9.2	$10.9	$5.9	$5.6
Free cash flow (before royalties)	$(1.0)	$(9.4)	$(14.1)	$14.3	$21.8
Royalties paid	$9.8	$10.4	$10.0	$11.4	$12.3
Free cash flow[3]	$(10.8)	$(19.8)	$(24.1)	$2.9	$9.5

•
Adjusted costs applicable to sales per silver equivalent ounce[1] of $13.21 decreased 9% from the first quarter due to lower underground mining costs, which also represented a higher proportion of production. Underground mining costs of $44 per ton quarter declined more than 30% from $64 per ton in the first quarter

•
Palmarejo continues the transition to underground mining at the Guadalupe mine and the Independencia mine (expected beginning early 2016) while mining activities in the historic zones gradually decline. Open-pit mining is expected to end during the second half of 2015

•	Development of the tunnel to Independencia is on track and expected to reach the ore body by the end of 2015

•
Raising 2015 production guidance by approximately 9% to 4.2 - 4.7 million ounces of silver and 62,000 - 67,000 ounces of gold from 3.9 - 4.3 million ounces of silver and 55,000 - 65,000 ounces of gold, while lowering costs applicable to sales per silver equivalent ounce[1] guidance by approximately 9% to $15.00 - $16.00 from $16.25 - $17.75

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Ore tons placed	3,859,965	4,013,879	3,876,944	3,892,421	3,329,582
Average silver grade (oz/t)	0.61	0.74	0.60	0.51	0.58
Average gold grade (oz/t)	0.003	0.004	0.004	0.005	0.003
Silver ounces produced (000's)	1,294	1,144	1,170	1,156	1,112
Gold ounces produced	16,411	13,721	15,764	11,702	9,230
Silver equivalent ounces produced[1] (000's)	2,279	1,967	2,116	1,858	1,666
Silver ounces sold (000's)	1,120	1,351	1,154	1,067	1,006
Gold ounces sold	15,085	17,754	14,131	8,932	8,970
Silver equivalent ounces sold[1] (000's)	2,025	2,416	2,002	1,603	1,544
Revenues	$36.3	$44.0	$36.0	$32.4	$31.2
Costs applicable to sales	$24.4	$31.4	$28.7	$23.7	$24.4
Adjusted costs applicable to sales per silver equivalent ounce[1]	$12.01	$12.95	$13.82	$14.78	$15.73
Exploration expense	$0.5	$0.7	$0.6	$0.1	$0.7
Cash flow from operating activities	$8.8	$16.4	$10.2	$8.2	$4.3
Sustaining capital expenditures	$2.4	$0.8	$2.7	$4.2	$4.0
Development capital expenditures	$3.5	$2.5	$—	$—	$—
Total capital expenditures	$5.9	$3.3	$2.7	$4.2	$4.0
Free cash flow[3]	$2.9	$13.1	$7.5	$4.0	$0.3

•
Second quarter adjusted costs applicable to sales per silver equivalent ounce[1] were $12.01, down 7% from the first quarter due to lower crushing and leaching costs. Mining costs per ton of $1.39 declined 9% from $1.53 per ton in the first quarter

•	Operating cash flow of $8.8 million declined from the first quarter due to an increase in metal inventory and a decrease in accounts payable

•	Expected completion of the crushing capacity expansion and increased Stage III leach pad capacity during the third quarter

•
Approval for POA 10 (expansion of Stage IV leach pad and construction of new Stage V leach pad) is expected by early 2016. Minimal preparatory work for the Stage V leach pad expected in 2016 with major construction activity planned for 2017

•	In 2015, Rochester is expected to produce 4.7 - 5.0 million ounces of silver and 55,000 - 65,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $12.50 - $14.00

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Tons milled	170,649	164,951	167,417	145,097	163,749
Average gold grade (oz/t)	0.18	0.24	0.21	0.23	0.18
Average recovery rate	94.9%	94.8%	94.2%	93.0%	94.5%
Gold ounces produced	29,845	33,909	33,533	30,773	28,089
Gold ounces sold	36,607	36,873	22,399	37,009	23,028
Revenues	$42.5	$44.0	$26.0	$45.9	$29.0
Costs applicable to sales	$27.5	$29.4	$18.9	$34.7	$23.2
Adjusted costs applicable to sales per gold ounce[1]	$745	$797	$792	$889	$821
Exploration expense	$0.4	$1.7	$2.8	$2.6	$1.6
Cash flow from operating activities	$12.0	$12.3	$(3.7)	$17.0	$(0.6)
Sustaining capital expenditures	$4.2	$4.1	$3.3	$3.6	$4.0
Development capital expenditures	$0.5	$—	$0.6	$—	$—
Total capital expenditures	$4.7	$4.1	$3.9	$3.6	$4.0
Free cash flow[3]	$7.3	$8.2	$(7.6)	$13.4	$(4.6)

•
Strong mill throughput of approximately 1,875 tons per day and lower diesel and mining costs ($51 per ton, down from $55 per ton in the first quarter) caused a 7% decline in adjusted costs applicable to sales per gold ounce[1] to $745 in the second quarter. Mining costs per ton declined 7% to $51 from $55 in the first quarter

•	Development of the decline into the high-grade Jualin deposit is now underway. Underground drilling at Jualin is expected to begin in early 2016

•
Raising 2015 production guidance and lowering 2015 cost guidance to 115,000 - 125,000 ounces of gold at costs applicable to sales per gold ounce of $850 - $900, improved approximately 7% from prior guidance of 110,000 - 115,000 ounces of gold at costs applicable to sales per gold ounce of $900 - $975

San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Tons milled	457,232	406,951	454,135	471,938	437,975
Average silver grade (oz/t)	3.73	3.65	3.77	3.70	3.87
Average recovery rate	87.6%	81.6%	88.0%	86.5%	87.5%
Silver ounces produced (000's)	1,495	1,213	1,507	1,509	1,481
Silver ounces sold (000's)	1,439	1,290	1,987	1,438	1,494
Revenues	$23.4	$21.5	$32.6	$28.4	$29.1
Costs applicable to sales	$19.2	$19.1	$29.6	$20.4	$20.7
Adjusted costs applicable to sales per silver ounce[1]	$13.26	$14.47	$14.38	$13.67	$13.85
Exploration expense	$—	$—	$—	$—	$0.1
Cash flow from operating activities	$5.4	$5.0	$2.3	$12.3	$18.9
Sustaining capital expenditures	$1.0	$0.9	$2.0	$2.8	$1.7
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$1.0	$0.9	$2.0	$2.8	$1.7
Free cash flow[3]	$4.4	$4.1	$0.3	$9.5	$17.2

•	Higher throughput, grade and recovery resulted in higher production and an 8% decline in adjusted costs applicable to sales per silver ounce to $13.26

•
On July 10, political protests in Potosi, Bolivia prompted a temporary cessation of mining activity at San Bartolomé. Processing activities were restarted on July 31 and mining activities have fully resumed. As a result, 2015 production guidance has been lowered to 5.3 - 5.5 million ounces of silver, down from 5.8 - 6.1 million previously while maintaining costs applicable to sales guidance of $13.50 - $15.00 per silver equivalent ounce[1]

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Ore tons placed	887,409	415,996	—	—	—
Average gold grade (oz/t)	0.025	0.020	—	—	—
Gold equivalent ounces produced[1]	16,794	6,609	—	—	—
Gold equivalent ounces sold[1]	17,131	—	—	—	—
Revenues	$20.4	$—	—	—	—
Costs applicable to sales	$16.6	$—	—	—	—
Adjusted costs applicable to sales per gold equivalent ounce[1]	$970	$—	—	—	—
Exploration expense	$—	$—	—	—	—
Cash flow from operating activities	$8.2	$(7.2)	—	—	—
Sustaining capital expenditures	$1.2	$0.1	—	—	—
Development capital expenditures	$—	$—	—	—	—
Total capital expenditures	$1.2	$0.1	—	—	—
Free cash flow[3]	$7.0	$(7.3)	—	—	—

•	The second quarter was the first full quarter of operating results since the acquisition closed on February 20, 2015

•
In June, Coeur announced a 39% increase in Wharf's gold reserves. A technical report was filed today, reflecting an after-tax NPV10% of $138 million based on the current mine plan, average annual gold production of almost 90,000 ounces, and average annual operating cash flow of more than $30 million

•
Significantly higher production is expected in the second half of 2015 at lower unit costs mainly due to higher mining rates. For the full year, Wharf is expected to produce 74,000 - 78,000 ounces of gold at costs applicable to sales per gold equivalent ounce[1] of $750 - $825. Capital expenditures are expected to be approximately $3.0 million in 2015

Coeur Capital

(Dollars in millions, except per ounce amounts)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Tons milled	191,175	185,299	214,180	199,757	185,538
Average silver grade (oz/t)	2.35	1.69	1.99	1.44	1.41
Average recovery rate	45.4%	42.4%	44.9%	49.1%	42.4%
Silver ounces produced (000's)	204	133	191	141	111
Silver ounces sold (000's)	209	118	192	141	106
Metal sales	$3.1	$1.9	$2.7	$2.4	$2.0
Royalty revenue	$1.8	$2.0	$0.7	$0.6	$0.9
Costs applicable to sales (Endeavor silver stream)	$1.4	$0.6	$1.1	$1.1	$0.8
Costs applicable to sales per silver equivalent ounce[1]	$6.46	$5.37	$5.69	$7.71	$7.94
Cash flow from operating activities	$2.1	$2.2	$1.5	$2.4	$0.8
Free cash flow[3]	$2.1	$2.2	$1.5	$2.4	$0.8

•	There are five cash-flowing royalties and streams, four non-cash-flowing royalties, and several investments in junior mining companies held in Coeur Capital or its affiliates

•
Coeur Capital's largest source of cash flow is the silver stream on the Endeavor mine in New South Wales, Australia in which the Company owns 100% of the silver up to a total of 20.0 million payable ounces. At June 30, 2015, the Company has received 5.8 million ounces, or 29.0% of the total

Exploration
Costs associated with exploration activities for the second quarter of 2015 were $3.6 million (expensed) for discovery of new silver and gold mineralization and $2.2 million (capitalized) for definition and expansion of mineralized material. These amounts compare to exploration costs of $4.3 million expensed and $4.0 million capitalized in the first quarter. Coeur's exploration program used 11 drill rigs during the second quarter: 4 drills at Palmarejo, 3 at Kensington, 3 at Rochester, and 1 at Wharf. This work resulted in completion of over 120,131 feet (36,616 meters) of combined core and reverse circulation drilling.
Exploration expenses are expected to total $13 - $16 million in 2015, with additional capital allocated to resource conversion. Coeur will continue to use a success-based approach to funding exploration activities, with a near-term focus on higher grade targets at Palmarejo at and near the Guadalupe operation, drilling near-surface oxide targets at La Preciosa, drilling new targets near Wharf, mapping and sampling around Rochester and Kensington, and the selective acquisition and maintenance of early-stage projects.
Conference Call Information
Coeur will conduct a conference call and webcast at www.coeur.com to discuss the Company's second quarter results on August 5, 2015 at 11:00 a.m. Eastern time.
Dial-In Numbers:    (855) 560-2581 (US)
(855) 669-9657 (Canada)
(412) 542-4166 (International)
Conference ID:    Coeur Mining, Inc.

A replay of the call will be available on Coeur's website through August 19, 2015.
Replay Numbers:    (877) 344-7529 (US)
(855) 669-9658 (Canada)
(412) 317-0088 (International)

Conference ID:    100 68 701

About Coeur
Coeur Mining is the largest U.S.-based silver producer and a significant gold producer with five precious metals mines in the Americas employing approximately 2,100 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, the Zaruma mine in Ecuador, and the Correnso mine in New Zealand. In addition, the Company has two silver-gold exploration projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, EBITDA, cash flow, capital expenditures, expenses, mining rates, operations at Palmarejo, approval for POA 10, planned capital and expansion projects at Rochester, anticipated returns at Wharf, development activity at Kensington, and exploration efforts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated benefits of recent acquisitions are not realized, the risk that anticipated production, EBITDA, cash flow, and cost levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. Adjusted EBITDA, adjusted net income (loss), all-in sustaining costs, adjusted all-in sustaining costs, costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), and adjusted costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, 60:1 silver to gold ratio.
2. Includes capital leases. Net of debt discount.
3. Free cash flow is defined as cash flow from operating activities less capital expenditures and royalty payments.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
Donna Mirandola, Director, Corporate Communications
(312) 489-5842
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	In thousands, except share data
Revenue	$166,263	$164,562	$319,219	$324,195
COSTS AND EXPENSES
Costs applicable to sales	119,097	118,687	234,160	225,583
Amortization	38,974	41,422	72,064	81,849
General and administrative	8,451	9,398	17,286	23,294
Exploration	3,579	5,153	7,845	9,370
Pre-development, reclamation, and other	2,267	8,760	9,030	15,775
Total costs and expenses	172,368	183,420	340,385	355,871
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	2,754	(8,282)	(2,130)	(19,717)
Impairment of equity securities	(31)	(934)	(1,545)	(3,522)
Interest income and other, net	(2,821)	(116)	(3,817)	(2,100)
Interest expense, net of capitalized interest	(10,734)	(12,310)	(21,499)	(25,365)
Total other income (expense), net	(10,832)	(21,642)	(28,991)	(50,704)
Income (loss) before income and mining taxes	(16,937)	(40,500)	(50,157)	(82,380)
Income and mining tax (expense) benefit	260	(2,621)	192	2,068
NET INCOME (LOSS)	$(16,677)	$(43,121)	$(49,965)	$(80,312)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $7 for the three months ended June 30, 2015 and $487 and $253 for the three and six months ended June 30, 2014, respectively	(1,312)	(773)	(2,813)	(401)
Reclassification adjustments for impairment of equity securities, net of tax of $(362) and $(1,363) for the three and six months ended June 30, 2014, respectively	31	572	1,545	2,159
Reclassification adjustments for realized loss on sale of equity securities, net of tax of $(10) for the three and six months ended June 30, 2014, respectively	904	17	904	17
Other comprehensive income (loss)	(377)	(184)	(364)	1,775
COMPREHENSIVE INCOME (LOSS)	$(17,054)	$(43,305)	$(50,329)	$(78,537)

NET INCOME (LOSS) PER SHARE
Basic	$(0.12)	$(0.42)	$(0.42)	$(0.78)

Diluted	$(0.12)	$(0.42)	$(0.42)	$(0.78)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(16,677)	$(43,121)	$(49,965)	(80,312)
Adjustments:
Amortization	38,974	41,422	72,064	81,849
Accretion	3,526	4,502	6,676	9,093
Deferred income taxes	(5,053)	(3,844)	(7,237)	(15,705)
Loss on termination of revolving credit facility	—	—	—	3,035
Fair value adjustments, net	(2,754)	8,282	2,130	19,717
Stock-based compensation	2,604	2,385	4,754	4,950
Impairment of equity securities	31	934	1,545	3,522
Foreign exchange and other	4,224	(54)	5,303	(869)
Changes in operating assets and liabilities:
Receivables	(2,342)	4,921	214	10,544
Prepaid expenses and other current assets	160	3,551	(1,167)	(4,558)
Inventory and ore on leach pads	4,649	(1,606)	5,333	(15,519)
Accounts payable and accrued liabilities	9,521	13,118	(6,759)	5,117
CASH PROVIDED BY OPERATING ACTIVITIES	36,863	30,490	32,891	20,864
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23,677)	(15,356)	(41,297)	(27,292)
Acquisitions, net of cash acquired	(9,152)	(2,250)	(111,170)	(2,250)
Other	(103)	12	(1,676)	(13)
Purchase of short-term investments and equity securities	(1,597)	(2,139)	(1,873)	(48,360)
Sales and maturities of short-term investments	399	800	469	890
CASH USED IN INVESTING ACTIVITIES	(34,130)	(18,933)	(155,547)	(77,025)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	100,000	—	153,500	153,000
Payments on debt, capital leases, and associated costs	(66,626)	(2,851)	(75,220)	(6,962)
Gold production royalty payments	(9,754)	(12,345)	(20,122)	(27,028)
Other	(72)	(160)	(495)	(406)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	23,548	(15,356)	57,663	118,604
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	26,281	(3,799)	(64,993)	62,443
Cash and cash equivalents at beginning of period	179,587	272,932	270,861	206,690
Cash and cash equivalents at end of period	$205,868	$269,133	$205,868	$269,133

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2015 (Unaudited)	December 31, 2014
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$205,868	$270,861
Receivables	112,159	116,921
Inventory	109,207	114,931
Ore on leach pads	67,458	48,204
Deferred tax assets	7,262	7,364
Prepaid expenses and other	17,442	15,523
	519,396	573,804
NON-CURRENT ASSETS
Property, plant and equipment, net	254,574	227,911
Mining properties, net	864,884	501,192
Ore on leach pads	32,663	37,889
Restricted assets	8,377	7,037
Equity securities	4,216	5,982
Receivables	26,738	21,686
Deferred tax assets	64,120	60,151
Other	11,681	9,915
TOTAL ASSETS	$1,786,649	$1,445,567
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$42,522	$49,052
Accrued liabilities and other	47,590	51,513
Debt	9,121	17,498
Royalty obligations	41,999	43,678
Reclamation	3,786	3,871
Deferred tax liabilities	8,078	8,078
	153,096	173,690
NON-CURRENT LIABILITIES
Debt	538,589	451,048
Royalty obligations	12,675	27,651
Reclamation	87,538	66,943
Deferred tax liabilities	223,868	111,006
Other long-term liabilities	43,233	29,911
	905,903	686,559
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 137,122,762 at June 30, 2015 and authorized 150,000,000 shares, issued and outstanding 103,384,408 at December 31, 2014	1,371	1,034
Additional paid-in capital	2,982,019	2,789,695
Accumulated other comprehensive income (loss)	(3,172)	(2,808)
Accumulated deficit	(2,252,568)	(2,202,603)
	727,650	585,318
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,786,649	$1,445,567

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Net income (loss)	$(16,677)	$(33,287)	$(1,079,038)	$3,466	$(43,121)
Interest expense, net of capitalized interest	10,734	10,765	10,566	11,615	12,311
Interest income and other, net	2,821	997	(3,688)	213	4,083
Income tax provision (benefit)	(260)	68	(440,594)	(16,582)	2,621
Amortization	38,974	33,090	38,570	41,985	41,422
EBITDA	35,592	11,633	(1,474,184)	40,697	17,316
Fair value adjustments, net	(2,754)	4,884	(7,229)	(16,106)	8,281
Impairment of equity securities	31	1,514	1,979	1,092	934
Inventory adjustments	1,805	3,684	14,482	4,993	6,353
Transaction-related costs	38	1,975	—	—	—
Write-downs	—	—	1,472,721	—	—
Adjusted EBITDA	$34,712	$23,690	$7,769	$30,676	$32,884

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Net income (loss)	$(16,677)	$(33,287)	$(1,079,038)	$3,466	$(43,121)
Fair value adjustments, net	(2,618)	4,339	(5,622)	(13,026)	6,498
Stock-based compensation	2,529	2,410	1,807	2,417	2,299
Impairment of equity securities	31	1,514	1,979	1,092	934
Accretion of royalty obligation	1,147	1,315	1,992	1,374	1,789
Write-downs	—	—	1,021,756	—	—
(Gain) loss on debt extinguishments	524	(253)	(426)	—	—
Inventory adjustments	1,805	3,684	14,482	4,993	6,353
Transaction-related costs	38	1,975	—	—	—
Deferred tax asset valuation allowance	76	(3,464)	—	—	—
Foreign exchange (gain) loss on deferred taxes	(1,305)	(929)	5,615	(18,801)	3,711
Adjusted net income (loss)	$(14,450)	$(22,696)	$(37,455)	$(18,485)	$(21,537)

Adjusted net income (loss) per share	$(0.11)	$(0.22)	$(0.37)	$(0.18)	$(0.21)

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	San Bartolomé	Rochester	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$39,158	$24,428	$37,076	$3,204	$103,866	$40,136	$20,123	$60,259	$164,125
Amortization	9,046	5,271	12,684	1,852	28,853	12,684	3,491	16,175	45,028
Costs applicable to sales	$30,112	$19,157	$24,392	$1,352	$75,013	$27,452	$16,632	$44,084	$119,097
Silver equivalent ounces sold	2,169,960	1,439,388	2,024,856	209,130	5,843,334				9,067,614
Gold equivalent ounces sold						36,607	17,131	53,738
Costs applicable to sales per ounce	$13.88	$13.31	$12.05	$6.46	$12.84	$750	$971	$820	$13.13
Inventory adjustments	(0.67)	(0.05)	(0.04)	—	(0.28)	(5)	(1)	(4)	(0.20)
Adjusted costs applicable to sales per ounce	$13.21	$13.26	$12.01	$6.46	$12.56	$745	$970	$816	$12.93

Costs applicable to sales									$119,097
Treatment and refining costs									1,526
Sustaining capital									13,625
General and administrative									8,451
Exploration									3,579
Reclamation									4,036
Project/pre-development costs									2,030
All-in sustaining costs									$152,344
Silver equivalent ounces sold									5,843,334
Kensington and Wharf silver equivalent ounces sold									3,224,280
Consolidated silver equivalent ounces sold									9,067,614
All-in sustaining costs per silver equivalent ounce									$16.80
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.60

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$41,824	$23,818	$38,235	$1,892	$105,769	$40,973	$146,742
Amortization	7,333	4,691	6,843	1,259	20,126	11,554	31,680
Costs applicable to sales	$34,491	$19,127	$31,392	$633	$85,643	$29,419	$115,062
Silver equivalent ounces sold	2,157,612	1,289,867	2,416,103	117,863	5,981,445		8,193,825
Gold ounces sold						36,873
Costs applicable to sales per ounce	$15.99	$14.83	$12.99	$5.37	$14.32	$798	$14.04
Inventory adjustments	(1.43)	(0.36)	(0.04)	—	(0.61)	(1)	(0.45)
Adjusted costs applicable to sales per ounce	$14.56	$14.47	$12.95	$5.37	$13.71	$797	$13.59

Costs applicable to sales							$115,062
Treatment and refining costs							1,490
Sustaining capital							10,909
General and administrative							8,834
Exploration							4,266
Reclamation							2,924
Project/pre-development costs							4,873
All-in sustaining costs							$148,358
Silver equivalent ounces sold							5,981,445
Kensington silver equivalent ounces sold							2,212,380
Consolidated silver equivalent ounces sold							8,193,825
All-in sustaining costs per silver equivalent ounce							$18.11
Inventory adjustments							$(0.45)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.66

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$64,397	$34,610	$34,611	$2,678	$136,296	$27,383	$163,679
Amortization	16,235	4,993	5,955	1,586	28,769	8,458	37,227
Costs applicable to sales	$48,162	$29,617	$28,656	$1,092	$107,527	$18,925	$126,452
Silver equivalent ounces sold	2,350,080	1,985,952	2,001,976	191,983	6,529,991		7,873,931
Gold ounces sold						22,399
Costs applicable to sales per ounce	$20.49	$14.91	$14.31	$5.69	$16.47	$845	$16.06
Inventory adjustments	(4.79)	(0.53)	(0.49)	—	(2.04)	(53)	(1.84)
Adjusted costs applicable to sales per ounce	$15.70	$14.38	$13.82	$5.69	$14.43	$792	$14.22

Costs applicable to sales							$126,452
Treatment and refining costs							994
Sustaining capital							18,492
General and administrative							9,036
Exploration							5,783
Reclamation							1,549
Project/pre-development costs							3,721
All-in sustaining costs							$166,027
Silver equivalent ounces sold							6,529,991
Kensington silver equivalent ounces sold							1,343,940
Consolidated silver equivalent ounces sold							7,873,931
All-in sustaining costs per silver equivalent ounce							$21.09
Inventory adjustments							$(1.84)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.25

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,481	$25,564	$29,077	$1,998	$119,120	$47,555	$166,675
Amortization	16,493	5,117	5,359	909	27,878	12,887	40,765
Costs applicable to sales	$45,988	$20,447	$23,718	$1,089	$91,242	$34,668	$125,910
Silver equivalent ounces sold	3,021,448	1,438,409	1,602,676	141,291	6,203,824		8,424,364
Gold ounces sold						37,009
Costs applicable to sales per ounce	$15.22	$14.22	$14.80	$7.71	$14.71	$937	$14.95
Inventory adjustments	(0.79)	(0.55)	(0.02)	—	(0.52)	(48)	(0.59)
Adjusted costs applicable to sales per ounce	$14.43	$13.67	$14.78	$7.71	$14.19	$889	$14.36

Costs applicable to sales							$125,910
Treatment and refining costs							1,425
Sustaining capital							12,239
General and administrative							8,515
Exploration							6,587
Reclamation							2,041
Project/pre-development costs							2,154
All-in sustaining costs							$158,871
Silver equivalent ounces sold							6,203,824
Kensington silver equivalent ounces sold							2,220,540
Consolidated silver equivalent ounces sold							8,424,364
All-in sustaining costs per silver equivalent ounce							$18.86
Inventory adjustments							$(0.59)
Adjusted all-in sustaining costs per silver equivalent ounce							$18.27

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2014

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$67,595	$25,550	$29,406	$1,701	$124,252	$34,784	$159,036
Amortization	18,044	4,855	5,025	859	28,783	11,566	40,349
Costs applicable to sales	$49,551	$20,695	$24,381	$842	$95,469	$23,218	$118,687
Silver equivalent ounces sold	3,528,240	1,494,100	1,544,461	106,126	6,672,927		8,054,607
Gold ounces sold						23,028
Costs applicable to sales per ounce	$14.04	$13.85	$15.79	$7.94	$14.31	$1,008	$14.74
Inventory adjustments	(0.56)	—	(0.06)	—	(0.31)	(187)	(0.79)
Adjusted costs applicable to sales per ounce	$13.48	$13.85	$15.73	$7.94	$14.00	$821	$13.95

Costs applicable to sales							$118,687
Treatment and refining costs							963
Sustaining capital							17,617
General and administrative							9,398
Exploration							5,153
Reclamation							1,964
Project/pre-development costs							6,388
All-in sustaining costs							$160,170
Silver equivalent ounces sold							6,672,927
Kensington silver equivalent ounces sold							1,381,680
Consolidated silver equivalent ounces sold							8,054,607
All-in sustaining costs per silver equivalent ounce							$19.89
Inventory adjustments							$(0.79)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.10